EXHIBIT 23.4

                                  June 25, 2003



Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     RE: DESERT COMMUNITY BANK

Ladies and Gentlemen:

     JMP  Financial,  Inc.  hereby  consents  to  your  including  a copy of the fairness  opinion  in the  proxy  statement/prospectus  with  regards  to Desert
Community Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Desert Community Bank and under the caption "Opinion of Financial Adviser".

                                             Very truly yours,

                                             /s/ John Palffy
                                             John Palffy
                                             President